UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  November 24, 2004


                           SOUTHWALL TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                   0-15930                 94-2551470
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
      of incorporation)                                   Identification No.)


                             3975 EAST BAYSHORE ROAD
                          PALO ALTO, CALIFORNIA  94303
                    (Address of principal executive offices)


                                 (650) 962-9111
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.02.     UNREGISTERED SALES OF EQUITY SECURITIES.

     On November 24, 2004, Dolphin Direct Equity Partners, LP ("Dolphin") exercised warrants (the "Warrants") to purchase a total of 4,627,179 shares of Southwall Technologies Inc.'s ("Southwall") common stock. The exercise price was $0.01 per share of common stock. In exercising the Warrants, Dolphin paid $46,271.79 in cash as the exercise price.

     The Warrants were originally issued to Dolphin pursuant to the Amended and Restated Investment Agreement dated February 20, 2004 by and among Southwall, Needham & Company, Inc., Needham Capital Partners II, L.P., Needham Capital Partners II (Bermuda), L.P., Needham Capital Partners III, L.P., Needham Capital Partners IIIA, L.P., Needham Capital Partners III (Bermuda), L.P., and Dolphin. The Warrants and underlying shares of common stock were issued without registration and only to accredited investors in reliance upon Rule 506 of the Securities Act of 1933, as amended.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SOUTHWALL TECHNOLOGIES INC.


                                        By:    /s/ Thomas G. Hood
                                             ----------------------------
                                             Thomas G. Hood
                                             Chief Executive Officer

Date:  November 30, 2004


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